Exhibit 99.1

RAINMAKER REPORTS RECORD REVENUE AND RECORD PROFITS IN THIRD QUARTER

Revenue Growth of 42%, 8% Sequentially; EPS of $0.06

Campbell, Calif., November 1, 2006 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of outsourced sales and marketing services, today reported record financial results for the third quarter ended September 30, 2006.

Third Quarter Financial Highlights:

•	Revenue increased to a record $12.2 million, up 42% year-over-year

•	Record GAAP net income of $869,000, or $0.06 per diluted share

•	Record EBITDA of $1.7 million, or 14% of net revenue

•	Cash and cash equivalents increased by $4 million to $19 million

Rainmaker achieved record third quarter net revenue of $12.2 million, representing a 42% increase over net revenue of $8.6 million in the third quarter of 2005 and an 8% sequential increase from net revenue of $11.3 million in the second quarter of 2006. Revenue includes approximately $180,000 from ViewCentral, for the period from the acquisition’s closing on September 15, 2006.

Gross margin was 49% in the third quarter of 2006, compared to 43% in the third quarter of 2005, and 50% in the second quarter of 2006.

Third quarter GAAP net income was $869,000, or $0.06 per diluted share, compared to a net loss of $716,000, or a loss of $0.03 per share, for the third quarter of 2005, and GAAP net income of $771,000, or $0.05 per diluted share, in the second quarter of 2006.

Third quarter non-GAAP net income, excluding stock based compensation of $21,000, amortization of intangible assets from acquisitions of $366,000, and net revenue adjustments related to fair value purchase accounting of $23,000 was $1.2 million, or $0.08 per diluted share, compared to a non-GAAP net loss of $460,000, or a loss of $0.04 per share, for the third quarter of 2005, and non-GAAP net income of $1.1 million, or $0.07 per diluted share, in the second quarter of 2006. See Exhibit A below for a reconciliation of US GAAP net income (loss) to non-GAAP net income (loss).

EBITDA in the third quarter was a record $1.7 million, or 14% of revenue, compared to EBITDA of $194,000 in the same quarter last year and EBITDA of $1.6 million in the second quarter of 2006. See Exhibit B below for a reconciliation of US GAAP net income (loss) to EBITDA.

The tax rate for the third quarter of 2006 was approximately 11%.

Third quarter 2006 EPS results are based on 15.0 million weighted average shares outstanding, calculated using the treasury stock method. Total shares outstanding at September 30, 2006 were approximately 14.6 million common shares, including 755,000 shares issued to shareholders of ViewCentral. In addition, Rainmaker had 2.6 million unexercised options and warrants with an average strike price of approximately $4.00 per share.

Total cash and cash equivalents at September 30, 2006 increased to $19 million, compared with $15 million at June 30, 2006.

Nine-Month 2006 Results

For the first nine months of 2006, Rainmaker reported record revenue of $34.6 million, compared to $23.1 million for the first nine months of 2005; and record GAAP net income for the first nine months of 2006 of $2.5 million, compared to a GAAP net loss of $4.7 million in the first nine months of 2005. GAAP net income per diluted share for the first nine months of 2006 was a record $0.18 per share, compared to a net loss of $(0.46) per share for the first nine months of 2005.

Third-Quarter Business Highlights

•	Over 100 industry leading clients

•	Fortune 50 hardware client expands relationship to include online channel renewals

•	Announced interoperability with Salesforce.com

•	Completed acquisition of ViewCentral, fourth acquisition in two years

Business Update

“Our record financial results reflect continued strong client momentum and the expanded revenue opportunities we are generating with our growing customer base, which has now exceeded a key milestone of more than 100 world class clients,” said Michael Silton, CEO of Rainmaker Systems. “During the quarter, we significantly expanded our service capabilities with the completed acquisition of ViewCentral, adding their proven marketing and training solutions to our revenue delivery platform. We are successfully leveraging our expanded suite of services to create cross-selling opportunities and drive increased customer adoption, including both new client signings and expanded agreements with existing customers. Looking ahead, we believe we are well positioned to build on our solid growth momentum and achieve our longer-term goal of growing revenue in excess of 20 percent annually.”

Financial Guidance

For 2006, Rainmaker is raising its revenue guidance to grow full year revenue to a range of $48 million to $48.5 million, representing approximately 48% annual growth.

In the fourth quarter, the Company expects non-cash amortization of intangibles related to the ViewCentral acquisition to be approximately $270,000, bringing total amortization of intangibles to approximately $570,000 for the fourth quarter for all of our past acquisitions, including ViewCentral.

The Company continues to invest in technology based on the significant opportunities in the market and is committed to maintaining profitability.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its third quarter fiscal 2006 results. Those wishing to participate in the live call should dial (800) 218-0530 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 405-2236 and entering 11071571 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

About Rainmaker Systems

Rainmaker Systems, Inc. is a leading provider of business-to-business sales and marketing services. Through the use of proprietary technologies and enhanced data analytics, our solutions leverage integrated multi-channel communications to accelerate the sales process and achieve higher revenue for our clients. Our core services include complete lead qualification and management, new product sales, webcast event management, online sales of training classes, channel enablement, subscription renewals, and service contract sales.

NOTE: Rainmaker Systems, the Rainmaker logo, Sunset Direct and Contract Renewals Plus are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market conditions, unfavorable economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients’ business and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 626-2439	(323) 468-2300
steve.valenzuela@rmkr.com	rmkr@mkr-group.com

- Tables to follow –

RAINMAKER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$18,979	$9,746
Restricted cash	467	586
Accounts receivable, less allowance for doubtful accounts of $323 and $422 at September 30, 2006 and December 31, 2005, respectively	11,147	10,374
Prepaid expenses and other current assets	886	1,212

Total current assets	31,479	21,918
Property and equipment, net	4,155	4,410
Intangible assets, net	6,171	3,652
Goodwill	7,018	3,921
Other noncurrent assets	264	257

Total assets	$49,087	$34,158

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,090	$17,741
Accrued compensation and benefits	1,699	1,427
Other accrued liabilities	2,422	1,732
Deferred revenue	3,304	882
Obligations under financing arrangements	—	301
Current portion of capital lease obligations	4	99
Current portion of notes payable	1,500	3,500

Total current liabilities	28,019	25,682

Deferred tax liability	16	440
Notes payable, less current portion	792	1,917

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 14,617,873 and 11,306,937 outstanding at September 30, 2006 and December 31, 2005, respectively	15	11
Additional paid-in capital	80,766	69,089
Accumulated deficit	(60,521)	(62,981)

Total stockholders’ equity	20,260	6,119

Total liabilities and stockholders’ equity	$49,087	$34,158

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenue	$12,219	$8,594	$34,556	$23,051
Operating expenses:
Costs of services	6,231	4,925	17,315	13,856
Sales and marketing	1,034	741	2,658	1,955
Technology	1,487	1,035	4,116	3,044
General and administrative	1,745	1,699	5,594	6,272
Depreciation and amortization	797	850	2,283	2,485

Total operating expenses	11,294	9,250	31,966	27,612

Operating income (loss)	925	(656)	2,590	(4,561)
Interest and other (expense) income, net	56	(60)	54	(133)

Income (loss) before income taxes	$981	$(716)	$2,644	$(4,694)
Provision for income taxes	112	—	184	—

Net income (loss)	$869	$(716)	$2,460	$(4,694)

Basic income (loss) per share	$0.06	$(0.06)	$0.19	$(0.46)

Diluted income (loss) per share	$0.06	$(0.06)	$0.18	$(0.46)

Weighted average common shares:
Basic	13,921	11,278	13,049	10,135

Diluted	14,959	11,278	13,851	10,135

RAINMAKER SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Operating activities:
Net income (loss)	$2,460	$(4,694)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,382	1,832
Amortization of intangible assets	901	653
Stock-based compensation expense	52	—
Provision for allowances for doubtful accounts	217	259
Loss on disposal of fixed assets	10	62
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(734)	(1,898)
Prepaid expenses and other assets	375	91
Accounts payable	1,349	1,486
Accrued compensation and benefits	272	371
Other accrued liabilities	696	1,908
Deferred revenue	82	675

Net cash provided by operating activities	7,062	745

Investing activities:
Purchases of property and equipment	(1,073)	(2,778)
Restricted cash, net	119	(602)
Acquisition of businesses, net of cash acquired	354	(4,508)

Net cash used in investing activities	(600)	(7,888)

Financing activities:
Proceeds from issuance of common stock from option exercises	768	315
Proceeds from issuance of common stock from ESPP	23	22
Proceeds from issuance of common stock upon exercise of warrants	189	—
Net proceeds from issuance of common stock and warrants from private placement	5,312	2,596
Proceeds from notes payable	—	4,500
Principal payment of notes payable	(3,125)	(708)
Principal payment of financing arrangements	(301)	(355)
Principal payment of capital lease obligations	(95)	(192)

Net cash provided by financing activities	2,771	6,178

Net increase (decrease) in cash and cash equivalents	9,233	(965)

Cash and cash equivalents at beginning of period	9,746	10,104

Cash and cash equivalents at end of period	$18,979	$9,139

Supplement disclosures of cash flow information:
Cash paid for interest	203	143

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) (1)

(In thousands, except per share)

(Unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Net income (loss) – US GAAP basis	$869	$771	$(716)
Net revenue adjustment (2)	23	—	—
Stock compensation adjustments (3):
Cost of services	3	3	—
Sales and marketing	11	8	—
Technology	2	1	—
General and Administrative	5	5	—
Amortization of intangible assets (4)	366	300	256
Tax effect of adjustments (5)	(47)	(7)	—

Net income (loss) - Non-GAAP basis	$1,232	$1,081	$(460)

Diluted weighted average shares outstanding	14,959	14,424	11,278
Non-GAAP diluted net income (loss) per share	$0.08	$0.07	$(0.04)

(1)	To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income, which excludes certain non-cash business combination accounting entries and expenses related to acquisitions and non-cash stock-based compensation expenses. As we have recently adopted FASB Statement No. 123R and have also completed four acquisitions in the past two fiscal years, we believe non-GAAP net income provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income is not meant to be considered in isolation or as a substitute for GAAP net income, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Business combination accounting rules require us to record the fair value of contracts assumed in connection with acquisitions. The non-GAAP adjustment is intended to reflect the full amount of revenue on assumed contracts that would have otherwise been recorded from September 15, 2006, the date of our acquisition of ViewCentral, to September 30, 2006, but for the required discount to fair value. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business.
(3)	We adopted FASB Statement No. 123R, Share Based Payments, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. In accordance with the modified prospective method, our financial statements for prior periods have not been restated to reflect, and do not include, the changes in methodology to expense options at fair values in accordance with Statement 123R. Stock-based compensation expenses will recur in future periods.
(4)	We have excluded the effect of amortization of intangibles related to acquisitions from our non-GAAP net income. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation. Expense resulting from the amortization of acquisition-related intangibles will recur in future periods.
(5)	The income tax provision was calculated reflecting an effective tax rate of 11.4%, 2.3% and 0% in the three months ended September 30, 2006, June 30, 2006 and September 30, 2005, respectively.

# # #

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET INCOME (LOSS) (U.S. GAAP) TO EBITDA (1)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income (loss) – US GAAP basis	$869	$(716)	$2,460	$(4,694)

Add:
Provision for income taxes	112	—	184	—
Non-cash charges for depreciation of property and equipment	431	594	1,382	1,832
Non-cash charges for amortization of acquisition related intangibles	366	256	901	653
Interest and other expense/ (income)	(56)	60	(54)	133

	853	910	2,413	2,618

EBITDA – Non-GAAP basis	$1,722	$194	$4,873	$(2,076)

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.